[LOGO OMITTED]


Contact: Bill Loughman
         Chief Financial Officer
         404-525-7272


             AIRGATE PCS, INC. COMPLETES $175 MILLION NOTE OFFERING


ATLANTA (October 27, 2004) - AirGate PCS, Inc. (Nasdaq: PCSA), a PCS Affiliate of Sprint, today announced that the Company has successfully concluded its private, unregistered offering pursuant to Rule 144A and Regulation S of $175 million First Priority Senior Secured Floating Rate Notes due 2011 at par value. The notes bear interest at a rate equal to three-month LIBOR plus 3.75%, reset quarterly. The notes are guaranteed on a senior secured basis by each of AirGate's subsidiaries and subject to certain exceptions are secured on a first priority basis by liens on substantially all of AirGate's assets and its subsidiaries' assets.

AirGate used approximately $132.4 million of the proceeds of the offering to repay $131.2 million of outstanding principal and $1.2 million of accrued interest under its senior credit facility and plans to use the rest of the proceeds to redeem its $1.8 million remaining 13 1/2% Senior Subordinated Discount Notes due 2009 and for general corporate purposes. This press release does not constitute a redemption notice with respect to the 13 1/2% Senior Subordinated Discount Notes due 2009.

Commenting on the announcement, William J. Loughman, chief financial officer of AirGate PCS, said, "We continue to strengthen AirGate's financial position through a disciplined approach to accessing the capital markets and we are very pleased to complete this $175 million transaction on favorable terms. We believe that we now have greater operating flexibility, which will allow us to more aggressively invest in our growth, increase market share in our territory and deliver greater value to our customers and shareholders, all of which makes AirGate a stronger company."

About AirGate PCS
AirGate PCS, Inc. is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in territories within three states located in the Southeastern United States. The territories include over 7.4 million residents in key markets such as Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; and Asheville, Wilmington and the Outer Banks of North Carolina.

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
AirGate Completes Notes Offering
Page 2
October 27, 2004

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the wireless industry, the recapitalization plan, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that could cause actual results to differ include: our dependence on the success of Sprint's wireless business; the competitiveness and impact of Sprint wireless pricing plans and PCS products and services; intense competition in the wireless market and the unsettled nature of the wireless market; the potential to experience a continued high rate of subscriber turnover; the ability of Sprint to provide back office billing, subscriber care and other services and the quality and costs of such services or, alternatively, our ability to outsource all or a portion of these services at acceptable costs and the quality of such services; subscriber credit quality; the ability to successfully leverage 3G products and services; inaccuracies in financial information provided by Sprint; new charges and fees, or increased charges and fees, imposed by Sprint; the impact and outcome of disputes with Sprint; our ability to predict future customer growth, as well as other key operating metrics; the impact of spending cuts on network quality, customer retention and customer growth; rates of penetration in the wireless industry; our significant level of indebtedness and debt covenant requirements; the impact and outcome of legal proceedings between other PCS Affiliates of Sprint and Sprint; the potential need for additional sources of capital and liquidity; risks related to our ability to compete with larger, more established businesses; anticipated future losses; rapid technological and market change; the impact of wireless local number portability; an adequate supply of subscriber equipment; the current economic slowdown; and the volatility of AirGate PCS' stock price.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this news release, please refer to AirGate PCS' filings with the SEC, especially in the "risk factors" section of AirGate PCS' Form 8-K filed on September 30, 2004, and in subsequent filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

                                      -END-